EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. § 1350, as created by  Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Trxade Group, Inc. (the “Company”) hereby certifies that, to the best of his knowledge:

(i) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: March 23, 2015

 /s/ Suren Ajjarapu

Suren Ajjarapu

Chief Executive Officer